CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Asyst Corporation (the "Company") on Form 10-KSB for the period ending July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Bob Hall, President and director and Michael Vardakis, Secretary, Treasurer and director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 10/28/03                           /s/Bob Hall
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                                         Bob Hall
                                         President and director

Date: 10/23/03                           /s/Michael Vardakis
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                                         Michael Vardakis
                                         Secretary, Treasurer and director